EXHIBIT 99.2
UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Statements of Income

	Three Months Ended
	March	March	December
	2008	2007	2007
Interest & Loan Fees Income	$113,546	$100,622	$119,096
Tax Equivalent Adjustment	3,960	4,011	4,165

Interest & Fees Income (FTE)	117,506	104,633	123,261
Interest Expense	51,268	47,960	58,271

Net Interest Income (FTE)	66,238	56,673	64,990

Provision for Credit Losses	2,100	350	2,580

Non-Interest Income:
Investment securities transactions	955	157	(562)
Fees from trust & brokerage services	3,939	3,546	4,317
Fees from deposit services	9,083	7,178	9,701
Other charges, commissions, and fees	2,046	1,693	1,998
Income from bank-owned life insurance	1,309	1,459	1,424
Mortgage banking income	93	161	80
Loss on termination of interest rate swap associated with prepayment of FHLB advance	—	—	(8,900)
Other non-interest revenue	1,185	722	924

Total Non-Interest Income	18,610	14,916	8,982

Non-Interest Expense:
Salaries and employee benefits	19,028	14,854	18,033
Net occupancy	4,297	3,456	4,028
Other expenses	16,619	12,471	16,748
Prepayment penalties on FHLB Advances	—	—	4,331
Amortization of intangibles	1,018	407	1,078
OREO expense	242	164	563
FDIC expense	154	143	135

Total Non-Interest Expense	41,358	31,495	44,916

Income Before Income Taxes (FTE)	41,390	39,744	26,476

Tax Equivalent Adjustment	3,960	4,011	4,165

Income Before Income Taxes	37,430	35,733	22,311

Taxes	11,734	11,326	6,359

Net Income	$25,696	$24,407	$15,952

MEMO: Effective Tax Rate	31.35%	31.70%	28.50%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Balance Sheets

	March 31	March 31
	2008	2007	March 31	December 31
	Q-T-D Average	Q-T-D Average	2008	2007
Cash & Cash Equivalents	$203,878	$178,434	$228,890	$230,651

Securities Available for Sale	1,143,936	1,007,953	1,152,757	1,156,561
Held to Maturity Securities	153,799	209,316	151,040	157,228
Other Investment Securities	80,284	54,763	77,285	80,975

Total Securities	1,378,019	1,272,032	1,381,082	1,394,764

Total Cash and Securities	1,581,897	1,450,466	1,609,972	1,625,415

Loans held for sale	2,194	1,980	1,851	1,270

Commercial Loans	3,650,874	2,701,907	3,703,954	3,648,999
Mortgage Loans	1,757,105	1,685,748	1,744,925	1,772,441
Consumer Loans	371,407	359,577	363,613	379,121

Gross Loans	5,779,386	4,747,232	5,812,492	5,800,561

Unearned income	(7,035)	(6,869)	(7,080)	(7,077)

Loans, net of unearned income	5,772,351	4,740,363	5,805,412	5,793,484

Allowance for Loan Losses	(50,629)	(43,603)	(56,811)	(50,456)

Goodwill	312,141	167,420	311,978	312,111
Other Intangibles	10,429	2,459	9,860	10,878

Total Intangibles	322,570	169,879	321,838	322,989

Real Estate Owned	6,831	3,988	7,043	6,365
Other Assets	287,360	238,257	297,669	295,672

Total Assets	$7,922,574	$6,561,330	$7,986,974	$7,994,739

MEMO: Earning Assets	$7,137,160	$6,007,205	$7,169,323	$7,167,127

Interest-bearing Deposits	$4,474,910	$3,855,911	$4,538,376	$4,436,323
Noninterest-bearing Deposits	840,443	811,765	881,135	913,427

Total Deposits	5,315,353	4,667,676	5,419,511	5,349,750

Short-term Borrowings	991,345	678,696	945,974	1,036,063
Long-term Borrowings	779,881	506,497	763,662	774,162

Total Borrowings	1,771,226	1,185,193	1,709,636	1,810,225

Other Liabilities	61,581	67,523	86,674	73,565

Total Liabilities	7,148,160	5,920,392	7,215,821	7,233,540

Common Equity	774,414	640,938	771,153	761,199

Total Shareholders’ Equity	774,414	640,938	771,153	761,199

Total Liabilities & Equity	$7,922,574	$6,561,330	$7,986,974	$7,994,739

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended
	March	March	December
Quarterly Share Data:	2008	2007	2007
Earnings Per Share:
Basic	$0.59	$0.60	$0.37
Diluted	$0.59	$0.59	$0.37

Common Dividend Declared Per Share	$0.29	$0.28	$0.29

High Common Stock Price	$33.07	$39.50	$33.61
Low Common Stock Price	$24.00	$33.60	$25.54

Average Shares Outstanding (Net of Treasury Stock):
Basic	43,246,852	40,946,236	43,216,077
Diluted	43,418,571	41,272,213	43,438,997

Memorandum Items:

Income Tax Expense (Benefit) Applicable to Security Transactions	$334	$55	$(197)

Common Dividends	$12,542	$11,452	$12,537

	March	March	December
EOP Share Data:	2008	2007	2007
Book Value Per Share	$17.83	$15.65	$17.61
Tangible Book Value Per Share	$10.39	$11.49	$10.14

52-week High Common Stock Price	$35.37	$39.71	$39.50
Date	04/03/07	12/28/06	01/03/07
52-week Low Common Stock Price	$24.00	$33.60	$25.54
Date	01/18/08	03/14/07	11/08/07

EOP Shares Outstanding (Net of Treasury Stock):	43,260,951	40,823,168	43,234,726

Memorandum Items:

EOP Employees (full-time equivalent)	1,558	1,327	1,537

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Three Months Ended
March	March	December
2008	2007	2007
Selected Yields and Net Interest Margin:
Loans	6.86%	7.41%	7.36%
Investment Securities	5.68%	5.65%	5.66%
Money Market Investments/FFS	3.10%	5.62%	5.24%
Average Earning Assets Yield	6.61%	7.03%	7.02%
Interest-bearing Deposits	3.16%	3.49%	3.50%
Short-term Borrowings	2.77%	4.48%	3.84%
Long-term Borrowings	4.80%	5.84%	5.52%
Average Liability Costs	3.30%	3.86%	3.81%
Net Interest Spread	3.31%	3.17%	3.21%
Net Interest Margin	3.72%	3.79%	3.71%

Selected Financial Ratios:

Return on Average Common Equity	13.35%	15.44%	8.25%
Return on Average Assets	1.30%	1.51%	0.81%
Loan / Deposit Ratio	107.12%	99.47%	108.29%
Allowance for Loan Losses/ Loans, net of unearned income	0.98%	0.93%	0.87%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.02%	1.11%	1.01%
Nonaccrual Loans / Loans, net of unearned income	0.43%	0.13%	0.24%
90-Day Past Due Loans/ Loans, net of unearned income	0.21%	0.11%	0.25%
Non-performing Loans/ Loans, net of unearned income	0.65%	0.24%	0.49%
Non-performing Assets/ Total Assets	0.56%	0.24%	0.43%
Primary Capital Ratio	10.32%	10.43%	10.18%
Shareholders’ Equity Ratio	9.66%	9.72%	9.52%
Price / Book Ratio	1.50	x	2.24	x	1.59	x
Price / Earnings Ratio	11.26	x	14.81	x	13.05	x
Efficiency Ratio	47.80%	43.20%	58.06%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	March	March	December
Asset Quality Data:	2008	2007	2007
EOP Non-Accrual Loans	$25,103	$6,068	$14,115
EOP 90-Day Past Due Loans	12,375	5,416	14,210

Total EOP Non-performing Loans	$37,478	$11,484	$28,325

EOP Other Real Estate & Assets Owned	7,043	3,991	6,365

Total EOP Non-performing Assets	$44,521	$15,475	$34,690

	Three Months Ended
	March	March	December
Allowance for Credit Losses:(1)	2008	2007	2007
Beginning Balance	$58,744	$52,371	$58,617
Provision Expense	2,100	350	2,580

	60,844	52,721	61,197
Gross Charge-offs	(2,033)	(617)	(2,786)
Recoveries	239	281	333

Net Charge-offs	(1,794)	(336)	(2,453)

Ending Balance	$59,050	$52,385	$58,744

Note: (1) Includes allowances for loan losses and lending-related commitments.